UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2013

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)
(303) 633-2900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2013, DCP Midstream Partners, LP (the “Partnership”) and its wholly-owned subsidiary, DCP Midstream Operating, LP (the “Operating Partnership”), entered into a commercial paper program (the “Program”) under which the Operating Partnership may issue unsecured commercial paper notes (the “Notes”) guaranteed by the Partnership in one or more private placements exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Program serves as an alternative source of funding for the Operating Partnership and does not increase the Operating Partnership’s current overall borrowing capacity. Amounts available under the Program may be borrowed, repaid, and re-borrowed from time to time with the maximum aggregate principal amount of Notes outstanding under the Program combined with the amount outstanding under the Operating Partnership's $1.0 billion revolving credit facility (the "Credit Facility") not to exceed $1.0 billion in the aggregate. Amounts undrawn under the Credit Facility, which expires on November 10, 2016, are available to repay the Notes, if necessary. The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The Notes will be sold under customary terms in the commercial paper market and may be issued at a discount from par, or, alternatively, may be sold at par and bear varying interest rates on a fixed or floating basis. The proceeds of the issuances of the Notes are expected to be used for capital expenditures and other general partnership purposes.

One or more commercial paper dealers will each act as a dealer under the Program (each, a “Dealer”) pursuant to the terms and conditions of a commercial paper dealer agreement entered into among the Operating Partnership, the Partnership, and each Dealer (each, a “Dealer Agreement”). A national bank will act as issuing and paying agent under the Program. Each Dealer Agreement provides the terms under which the respective Dealer will either purchase from the Operating Partnership or arrange for the sale by the Operating Partnership of the Notes pursuant to an exemption from federal and state securities laws. Each Dealer Agreement contains customary representations, warranties, covenants, and indemnification provisions and is substantially the same in all material respects. A form of Dealer Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing descriptions of the Program and the Dealer Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of the Program as set forth in the form of Dealer Agreement.

One or more of the Dealers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking, and investment banking services for the Partnership and its affiliates, for which they received or will receive customary fees and expense reimbursements. Such fees and expense reimbursements may be funded with proceeds from the issuances of the Notes.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the Program is incorporated in its entirety herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Commercial Paper Dealer Agreement among DCP Midstream Operating, LP, as Issuer, DCP Midstream Partners, LP, as Guarantor, and the Dealer party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2013	DCP MIDSTREAM PARTNERS, LP

By: DCP MIDSTREAM GP, LP
its General Partner

By: DCP MIDSTREAM GP, LLC
its General Partner

By: /s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Commercial Paper Dealer Agreement among DCP Midstream Operating, LP, as Issuer, DCP Midstream Partners, LP, as Guarantor, and the Dealer party thereto.